UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Eureka Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	26-3671639 (I.R.S. Employer Identification No.)

3455 Forbes Avenue, Pittsburgh Pennsylvania (Address of principal executive offices)	15213 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-169767.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value per share
(Title of Class)

Item 1.          Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading “Description of New Eureka Financial Corp. Capital Stock,” included as part of the Registrant’s Registration Statement on Form S-1, File No. 333-169767, filed on October 5, 2010, as amended.

Item 2.           Exhibits.

1.
Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)           Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-169767, filed on October 5, 2010, as amended.

(b)           Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-169767, filed on October 5, 2010, as amended.

(c)           Plan of Conversion and Reorganization

Incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-169767, filed on October 5, 2010, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on File No. 333-169767, filed on October 5, 2010, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EUREKA FINANCIAL CORP. (Registrant)

Date: January 11, 2011	By:	/s/ Edward F. Seserko
Edward F. Seserko
President and Chief Executive Officer